EXHIBIT 10.33

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

FIFTH AMENDMENT TO

AVAYA INC. RESELLER MASTER TERMS AND CONDITIONS

BY AND BETWEEN

AVAYA INC. AND NORTH AMERICAN COMMUNICATIONS RESOURCE, INC.

This Fifth Amendment (“Fifth Amendment”) to the Reseller Master Terms and Conditions (“Reseller Agreement”) is entered into this 14th day of May 2007, by and between Avaya Inc. (“Avaya”), with offices at 211 Mount Airy Road, Basking Ridge, NJ 07920 and North American Communications Resource, Inc. (“NACR” or “Reseller”), with offices at 3344 Highway 149, Eagan, MN 55121.

Pursuant to the rights granted by Avaya to Reseller under the Reseller Agreement, Reseller intends to market and sell Avaya Products and Services to the [***]. During negotiations, [***] requested that Reseller provide certain modified language in its sales agreement to address indemnification for IP Infringement. Reseller has requested, and Avaya has agreed, to modify the Reseller Agreement to reflect similar contract language — but only to the extent that such indemnification shall apply to Claims arising directly from Reseller’s sales agreement with [***] and not for any other customer or sales opportunity.

Therefore, this Fifth Amendment shall both supplement and amend and shall constitute a part and condition of the Reseller Agreement dated July 03, 2002 by and between Avaya and NACR, and the terms hereof will for all purposes be deemed incorporated into the Reseller Agreement. All terms and conditions of the Agreement not specifically addressed in this Fifth Amendment remain in full force and effect.

For purposes of Reseller’s sales to [***] only, strike the language in the Reseller Agreement pertaining to indemnification for intellectual property infringement, and insert the following in lieu thereof:

Infringement Indemnity. Avaya will defend, indemnify, and hold harmless Reseller and Reseller’s owners, officers, directors, and employees (individually and collectively, an “Indemnified Party”), at Avaya’s expense, from any third party claim, action, suit, or proceeding against an Indemnified Party (a “Claim”) to the extent that such Claim is based upon an allegation that a Product infringes any right protected by any patent, copyright, trademark or trade secret of any third party that is enforceable in the United States. Avaya will indemnify an Indemnified Party for any [***] resulting from a Claim. Avaya’s obligations under this Section are conditioned upon the following: (i) upon becoming aware of the Claim, an Indemnified Party provides to Avaya prompt written notice of the Claim; (ii) an Indemnified Party gives to Avaya sole authority and control of the defense and/or settlement of the Claim, but Avaya shall not enter into any settlement that imposes a monetary obligation or other future obligation upon the Indemnified Party without that Party’s concurrence, which shall not be unreasonably withheld, delayed or conditioned; and (iii) an Indemnified Party provides all reasonable information and assistance requested by Avaya to handle the defense and/or settlement of the Claim. An Indemnified Party, at its expense, may hire legal counsel of its choice to participate in an advisory capacity in discussions, negotiations, or proceedings of the Claim.

Remedial Measures. If a Product becomes the subject of a Claim, or if Avaya reasonably believes that use of such Product may become the subject of a Claim, then Avaya may do, at its own expense and option, at least one of the following: (i) procure for Reseller the right to continue use of the Product at no additional cost to Reseller for such right; (ii) replace the Product with a non-infringing product while maintaining the Product’s essential specifications; (iii) modify the Product so that it becomes non-infringing while maintaining the Product’s essential specifications; [***] or (v) take other corrective action that it deems appropriate, with the consent of Reseller, provided that such consent shall not be unreasonably withheld.

Exceptions. Avaya will have no defense or indemnity obligation for any Claim to the extent it is based upon: (i) a Product that has been modified by someone other than Avaya, or an Avaya subcontractor performing such modification under this Agreement, to the extent the Claim would not exist but for such modification; (ii) a Product that has been modified strictly in accordance with Customer-provided specifications, to extent the Claim would not exist but for such modification; (iii) use or combination of a Product with Third Party Products, provided that the Claim would not exist but for such use or combination; or (iv) Customer products or Third Party Products. The term “Third Party Products” means any products manufactured by a party other than Avaya, and may include, without limitation, products ordered by Reseller from third parties pursuant to Avaya’s recommendations. However, Third Party Products do not include components of Products that both (a) are not recognizable as standalone items; and (b) are not identified as separate items on Avaya’s price list, quotes, orders or Documentation.

No Other Remedies Regarding Infringements. THE FOREGOING STATES AVAYA’S ENTIRE LIABILITY AND RESELLER’S SOLE AND EXCLUSIVE REMEDIES WITH RESPECT TO ANY INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their duly authorized representatives on the date(s) set forth below.

Avaya Inc.		North American Communications Resource, Inc.

Signature:	/s/ Teri Caraffa	Signature:	/s/ Thomas M. Roles
Name:	Teri Caraffa	Name:	Thomas M. Roles
Title:	Contract Negotiator	Title:	President/CEO
Date:	06-25-07	Date:	6-19-07

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